EXHIBIT 99.1

Whitestone REIT Announces Operating Results for the Third Quarter 2010

Raises $23 Million in IPO ... Physical Occupancy of Portfolio Rises One Percent to 83%

HOUSTON, Nov. 1, 2010 (GLOBE NEWSWIRE) -- Whitestone REIT (NYSE Amex:WSR), a fully integrated real estate company that owns, operates and re-develops Community Centered PropertiesTM, which are visibly located in established or developing culturally diverse neighborhoods, announced its financial results for the quarter and nine months ended September 30, 2010.

"We have successfully made progress in the execution of our Community Centered Property strategy, which continues to produce solid operating and financial results. In August, we completed our initial public offering and listing of our Class B common shares on NYSE-Amex. We have now completed two off-market acquisitions in the Phoenix area, one of our target markets," said James C. Mastandrea, Whitestone's Chairman and Chief Executive Officer. "Our strategy to lease small spaces to service-oriented tenants creates a stable yet growing level of occupancy, even during the most challenged economic times. We receive a 42% rent premium on spaces that are less than 3,000 square feet, as compared to our larger spaces. Our focus on multi-cultural communities in some of the fastest growing cities in the country further positions Whitestone for growth. As our tenants' businesses become established within the local communities they serve, our business grows with them."

Third Quarter 2010 Highlights compared to Third Quarter 2009*:

* 2009 results, except Funds From Operations ("FFO")-Core, include in income a portion of an insurance settlement for damages to the Company's Houston communities from Hurricane Ike.

  FFO-Core increased 25.0%, or approximately $0.4 million, to $2.0 million, or $0.34 per diluted common share and operating partnership ("OP") unit, as compared to $1.6 million, or $0.32 per diluted common share and OP unit, for the same period in 2009. FFO-Core excludes the insurance settlement referenced above which was $0.9 million, or $0.17 per diluted common share and OP unit, in 2009, as well as acquisition costs of $10,000 incurred in 2010.
  FFO was $2.0 million, or $0.34 per diluted common share and OP unit, as compared to $2.5 million or $0.49 per diluted common share and OP unit for the same period in 2009. The income recognized from the insurance settlement referenced above was $0.9 million, or $0.17 per diluted common share and OP unit, in 2009.
  Property net operating income ("NOI") was $4.9 million versus $5.2 million for the same period in 2009. The income recognized from the insurance settlement referenced above was $0.4 million in 2009.
  Net income attributable to Whitestone REIT was $0.2 million, or $0.04 per diluted common share, compared to $0.6 million or $0.18 per diluted common share for the same period in 2009.  The income from the insurance settlement referenced above was $0.6 million in 2009.
  Acquired two value-add Community Centered PropertiesTM for $8.6 million since the Company's Initial Public Offering ("IPO"): The Citadel and Sunnyslope Village, both located in the greater Phoenix market.
  Declared quarterly cash dividend of $0.285 per common share and OP unit, paid in three equal installments of $0.095 in October, November and December 2010.

Year to Date FFO

Excluding the insurance settlement referenced above, FFO-Core per share increased by 10% to $1.09 per diluted common share and OP unit in the first nine months of 2010. This compares to $0.99 per diluted common share and OP unit in the same period in 2009.

Whitestone's FFO was $5.9 million, or $1.09 per diluted common share and OP unit, for the nine months ended September 30, 2010 as compared to $5.7 million or $1.11 per diluted common share and OP unit, for the same period in 2009.  The income from the insurance settlement referenced above was $0.7 million, or $0.12 per diluted common share and OP unit, in 2009.

Capital Markets and Acquisition Activity

The Company completed its IPO on August 25, 2010 in which it sold 2.2 million Class B common shares for $12.00 per share.  Net proceeds from the offering were approximately $23.0 million, which the Company intends to use primarily to acquire value-add Community Centered PropertiesTM in its target markets.

Since the IPO, the Company has invested $8.6 million of the proceeds to acquire two value-add Community Centers in Scottsdale and Phoenix through two separate off-market transactions. The first property, The Citadel, Class A Community Center in Scottsdale, was acquired in September 2010. Sunnyslope Village, Class B Community Center in Central Phoenix, was acquired on November 1, 2010.

Leasing Highlights Third Quarter and Year to Date 2010

Physical occupancy in the Company's operating portfolio increased one percent to 83% as of September 30, 2010.  Total physical property occupancy, which includes properties under re-development, undergoing significant re-tenanting and recent acquisitions, was 82% as of September 30, 2010.

The Company experienced increased leasing activity from the prior year as represented by:

  An increase of 14% in total lease value of new and renewal leases signed: $20.9 million in the first nine months of 2010 versus $18.3 million in the same period 2009;
  An increase of 20% in the number of new and renewal leases signed: 235 in the first nine months 2010 versus 196 in 2009; and
  An increase of 5% in the square footage of new and renewal leases signed: 535,000 for the first nine months 2010 versus 511,000 in 2009.

The Company has signed leases for approximately 60,000 square feet of space and is completing tenant improvements for tenants who are expected to move into their leased spaces by year end.

Community Centered PropertiesTM Portfolio Statistics

Whitestone currently owns 38 Community Centered PropertiesTM with approximately 3.2 million square feet of leasable space, located in five of the top markets in the USA in terms of population growth: Houston, Dallas, San Antonio, Phoenix and Chicago.

The Company's strategic efforts target entrepreneurial tenants at each property providing services to their respective surrounding community. These tenants tend to occupy smaller spaces (less than 3,000 square feet) and, as of September 30, 2010, provide a 42% premium rental rate compared to Whitestone's larger space tenants. The Company currently services 770 tenants.  No single tenant accounts for more than 2.5% of the Company's annualized revenue, and only one tenant represented more than 2.0%, as of September 30, 2010.

Balance Sheet

Whitestone had $27 million in cash and 14 unencumbered properties at September 30, 2010, with an undepreciated cost basis of $58 million, giving the Company meaningful financial flexibility to meet its capital needs. Whitestone's total book assets and indebtedness were $198.4 million and $101.7 million, respectively, at September 30, 2010. The Company has no debt maturing prior to 2013.

The Company ended the third quarter of 2010 with 75% fixed-rate debt at a blended interest rate of 5.6%. For the quarter the Company's interest coverage ratio (EBITDA/Interest Expense) was 2.6 : 1.

Supplemental Financial Information

Further details regarding Whitestone REIT's results of operations, communities and tenants can be accessed at the Company's website at www.whitestonereit.com.

Webcast and Conference Call

The Company will host a webcast and conference call for investors and other interested parties on Monday, November 1, 2010 at 5:00 p.m. (Eastern Time).  The call will be hosted by James Mastandrea, President and Chief Executive Officer, and David Holeman, Chief Financial Officer.

Listen via Webcast: Interested parties can listen to the call live on the internet through the Investor Relations section of the Company's website, www.whitestonereit.com, using the News and Events tab, or by dialing 1-(877) 407-9039 and entering the passcode 359324. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those using the 1-(877) number should dial in to the call at least 5 to 10 minutes prior to the start of the call.

The conference call will be recorded and a telephone replay will be available through November 15, 2010, by dialing 1-(877) 870-5176 and entering the passcode 359324.  Additionally, a replay of the call will be available on the Company's website until its next earnings release.

The complete earnings release and quarterly operating and financial supplemental data package will be located in the Investor Relations section of the website on the News and Events tab. For those without internet access, the third quarter 2010 earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Investor Relations Message Center at (713) 435-2221.

About Whitestone REIT

Whitestone REIT (NYSE Amex:WSR) is a fully integrated real estate company that owns, operates and re-develops Community Centered PropertiesTM, which are visibly located properties in established or developing culturally diverse neighborhoods.  Whitestone focuses on value-creation in its properties, as it markets, leases and manages its properties to match tenants with the shared needs of surrounding neighborhoods.  Operations are structured for providing cost-effective service to locally-oriented smaller space tenants (<3,000 sq. ft.). Whitestone has a diversified tenant base concentrated on service offerings such as medical, education, and casual dining. The largest of its 770 tenants comprise less than 2.5% of its rental revenues. Headquartered in Houston, Texas and founded in 1998, the Company is internally managed with a portfolio of commercial properties in Texas, Arizona, and Illinois. For additional information about the Company, please visit www.whitestonereit.com. The Investor Section of the Company's website has links to SEC filings, news releases, financial reports and investor newsletters.

The Whitestone REIT logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7293

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
( in thousands, except share data)

	September 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
Real estate assets, at cost:
Property	$ 196,877	$ 192,832
Accumulated depreciation	(38,218)	(34,434)
Total real estate assets	158,659	158,398
Cash and cash equivalents	26,617	6,275
Escrows and acquisition deposits	4,332	8,155
Accrued rent and accounts receivable, net of allowance for doubtful accounts	4,393	4,514
Unamortized lease commissions and loan costs	3,659	3,973
Prepaid expenses and other assets	705	685
Total assets	$ 198,365	$ 182,000
LIABILITIES AND EQUITY
Liabilities:
Notes payable	$ 101,667	$ 101,782
Accounts payable and accrued expenses	7,224	9,954
Tenants' security deposits	1,704	1,630
Dividends and distributions payable	2,133	1,775
Total liabilities	112,728	115,141
Commitments and Contingencies:
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding at September 30, 2010 and December 31, 2009	--	--
Class A common shares, $0.001 par value per share; 50,000,000 shares authorized; 3,471,201 and 3,445,769 issued and outstanding at September 30, 2010 and December 31, 2009, respectively	3	10
Class B common shares, $0.001 par value per share; 350,000,000 shares authorized; 2,200,000 and 0 issued and outstanding at September 30, 2010 and December 31, 2009, respectively	2	--
Additional paid-in capital	93,378	69,952
Accumulated deficit	(29,632)	(26,372)
Total Whitestone REIT shareholders' equity	63,751	43,590
Noncontrolling interest in subsidiary	21,886	23,269
Total equity	85,637	66,859
Total liabilities and equity	$ 198,365	$ 182,000

WHITESTONE REIT AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended, September 30,
	2010	2009	2010	2009
		(revised)		(revised)
Property revenues
Rental revenues	$ 6,489	$ 6,950	$ 19,300	$ 20,027
Other revenues	1,444	1,534	4,174	4,704
Total property revenues	7,933	8,484	23,474	24,731

Property expenses
Property operation and maintenance	2,127	2,149	6,073	6,542
Real estate taxes	956	1,115	3,002	3,227
Total property expenses	3,083	3,264	9,075	9,769

Other expenses (income)
General and administrative	1,263	1,549	3,735	4,603
Depreciation & amortization	1,830	1,741	5,323	5,159
Involuntary conversion	--	(489)	--	(299)
Interest expense	1,401	1,437	4,210	4,335
Interest income	(7)	(8)	(19)	(30)
Total other expense	4,487	4,230	13,249	13,768

Income (loss) from continuing operations before loss on disposal of assets and income taxes	363	990	1,150	1,194

Provision for income taxes	(57)	(55)	(213)	(166)
Loss on sale or disposal of assets	(72)	(5)	(113)	(58)

Net income	234	930	824	970

Less: Net income attributable to noncontrolling interests	57	329	264	343

Net income attributable to Whitestone REIT	$ 177	$ 601	$ 560	$ 627

Earnings per share - basic
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$ 0.04	$ 0.18	$ 0.15	$ 0.19

Earnings per share - diluted
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$ 0.04	$ 0.18	$ 0.15	$ 0.18

Weighted average number of common shares outstanding:
Basic	4,020	3,236	3,517	3,236
Diluted	4,040	3,301	3,548	3,303

Dividends declared per common share
Class A	$ 0.2850	$ 0.3375	$ 0.9075	$ 1.0125
Class B	$ 0.2850	$ --	$ 0.3810	$ --

Reconciliation of Non-GAAP Measures
(in thousands, except share, unit and per share and per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
FUNDS FROM OPERATIONS ("FFO")	2010	2009	2010	2009

Net income (loss) attributable to Whitestone REIT	$ 177	$ 601	$ 560	$ 627
Depreciation and amortization of real estate assets	1,701	1,592	4,930	4,688
Loss (gain) on sale or disposal of assets	72	5	113	58
Net income (loss) attributable to noncontrolling interests	57	329	264	343

FFO	$ 2,007	$ 2,527	$ 5,867	$ 5,716

Acquisition Costs	10	--	11	60
(Gain) loss on insurance claim settlement (1)	--	(892)	--	(692)

Core FFO	$ 2,017	$ 1,635	$ 5,878	$ 5,084

FFO PER SHARE AND OP UNITS CALCULATION:
Numerator:
FFO	$ 2,007	$ 2,527	$ 5,867	$ 5,716
Dividends paid on unvested restricted Class A common shares	(6)	(7)	(21)	(20)
FFO excluding amounts attributable to unvested restricted Class A common shares	2,001	2,520	5,846	5,696
Core FFO exluding amounts attributable to unvested restricted Class A common shares	2,011	1,628	5,857	5,064

Denominator
Weighted average number of total common shares - basic	4,020	3,236	3,517	3,236
Weighted average number of total noncontrolling OP units - basic	1,814	1,814	1,814	1,814
Weighted average number of total common shares and noncontrolling OP units - basic	5,834	5,050	5,331	5,050

Effect of dilutive securities:
Unvested restricted shares	20	65	31	67
Weighted average number of total common shares and noncontrolling OP units - dilutive	5,854	5,115	5,362	5,117

FFO per share and unit - basic	$ 0.34	$ 0.50	$ 1.10	$ 1.13
FFO per share and unit - diluted	$ 0.34	$ 0.49	$ 1.09	$ 1.11

Core FFO per share and unit - basic	$ 0.34	$ 0.32	$ 1.10	$ 1.00
Core FFO per share and unit - diluted	$ 0.34	$ 0.32	$ 1.09	$ 0.99

(1) $402 and $392 included in rental revenues for the three and nine months ended September 30, 2010, respectively.

PROPERTY NET OPERATING INCOME ("NOI")

Net income (loss) attributable to Whitestone REIT	$ 177	$ 601	$ 560	$ 627
General and administrative expense	1,263	1,549	3,735	4,603
Depreciation and amortization	1,830	1,741	5,323	5,159
Involuntary conversion	--	(489)	--	(299)
Interest expense	1,401	1,437	4,210	4,335
Interest income	(7)	(8)	(19)	(30)
Provision for income taxes	57	55	213	166
Loss on disposal of assets	72	5	113	58
Net income (loss) attributable to noncontrolling interests	57	329	264	343
NOI	$ 4,850	$ 5,220	$ 14,399	$ 14,962

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company's leasing portfolio and lease renewal activities; the Company's anticipated net income, depreciation and amortization and FFO-Core.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K, quarterly report on Form 10-Q and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains the supplemental non-GAAP financial measures of FFO, FFO-Core and NOI. Following are definitions and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, which states FFO should represent net income (loss) before noncontrolling interest (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures and excluding gains on the sale of property. Further, other REITs may use different methodologies for calculating FFO and, accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented. Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a more meaningful and accurate indication of our performance. In addition, management believes that FFO provides useful information to the investment community about the Company's financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

FFO-Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain items that are not indicative of the results provided by the Company's operating portfolio and affect the comparability of the Company's period-over-period performance. These items include, but are not limited to, gains and losses on insurance claim settlements and acquisition costs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other real estate investment trust ("REITs") may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes and loss on sale or disposition of assets it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes and loss on sale or disposition of assets, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties.

CONTACT:  Whitestone REIT
          Anne Gregory, Vice President Marketing &
           Investor Relations
          713.435.2221
          ir@whitestonereit.com